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                                                                   EXHIBIT 4.4

               1987 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN
                           OF INTERCARGO CORPORATION
                           (AS AMENDED AND RESTATED)

     1. Purpose of the Plan. This 1987 Non-Qualified and Incentive Stock Option Plan of INTERCARGO CORPORATION, a Delaware corporation (the "Company") adopted on the 28th day of July, 1987, is intended to encourage officers, directors and key employees of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2. Definitions. When used herein, the following terms shall have the meaning set forth below:

     2.1 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

     2.2 "Award" means an Option.

     2.3 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Grantee and which shall set forth the terms and conditions of an Award under the Plan.

     2.4 "Board" means the Board of Directors of the Company.

     2.5 "Change in Control" means the occurrence of one of the following: (i) without prior approval of the Board, a single entity or group of affiliated entities acquires more than 50% of the Company's outstanding Shares, (ii) the Company is involved in a merger or a sale of all or substantially all of its assets so that its stockholders before the merger or sale own less than 50% of the voting power of the surviving or acquiring corporation, (iii) a liquidation or dissolution of the Company occurs, or (iv) a change in the majority of the Board of Directors occurs during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

     2.6 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

     2.7 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve, set forth in Section 4, which is invested by the Board with responsibility for the administration of the Plan.

     2.8 "Company" means Intercargo Corporation.


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     2.9 "Employees" means officers (including officers who are members of the
Board) and other key employees of the Company or any of its Subsidiaries.

     2.10 "Fair Market Value" with respect to the Company's Shares means: (i) for options granted on or before the effective day of any Registration Statement the Company may file with the Securities and Exchange Commission an amount based on an average of fair market value as of the date of grant set forth in the opinion of such independent well-qualified experts as the Committee may from time to time select; and (ii) for options granted thereafter, the closing price of the Shares on the last business day prior to the date of grant on which transactions in Shares occurred, as reported on such source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

     2.11 "Grantee" means an individual who has been granted an Award.

     2.12 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422A of the Code.

     2.13 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

     2.14 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

     2.15 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.16 "Plan" means the Company's 1987 Non-Qualified and Incentive Stock Option Plan.

     2.17 "SEC" means the U.S. Securities and Exchange Commission.

     2.18 "Shares" means shares of the Company's $1.00 par value common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertaining to any other security, such other security.

     2.19 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.20 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

     2.21 "Term" means the period during which a particular Award may be exercised.


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     3. Stock Subject to the Plan.  There will be reserved for use, upon the exercise of Awards to be granted from time to time under the Plan, an aggregate of 600,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards.

     4. Administration of the Plan. The Board shall appoint the Committee, which shall consist of not less than three (3) members of the Board who meet the definition of a "disinterested person" pursuant to Rule 16b-3 of the SEC (or any successor rule) as in effect from time to time and "outside director" pursuant to Section 162(m) of the Code and the Treasury Department regulations issued thereunder from time to time. Subject to the provisions of the Plan, the Committee shall have the full authority, in its discretion, with respect to Employee Grantees, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 18 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted options under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Notwithstanding the foregoing, the selection of the non-employee directors to whom Awards are to be granted, the timing of such grants, the number of shares subject to any such Award, the exercise price of any such Award, the periods during which any such Award may be exercised, and the term of any such Award shall be as set forth in Section 5.2 herein, and the Committee shall have no discretion as to such matters. This Plan is intended to allow non-employee directors to receive Awards without such Awards causing them to cease to be "disinterested persons" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended) with respect to this Plan or any other stock plans of the Company. To the extent that any provision of the Plan or action by the Committee with respect thereto would be inconsistent with such intent, such provision or action shall be null and void.

     5. Grant of Awards

     5.1 Persons to Whom Discretionary Awards May Be Granted. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine, and shall be granted to non-employee directors pursuant to Section 5.2.


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     In determining the Employees to whom Awards shall be granted and the number of Shares to be subject to purchase under such Awards, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

     Except as provided in Section 5.2, no Award shall be granted to any member of the Committee so long as his membership on the Committee continues or to any member of the Board who is not also an officer or key Employee of the Company or any Subsidiary.

     5.2 Nondiscretionary Awards. Nondiscretionary Awards of Non-Qualified Stock Options shall be granted to each non-employee director of the Company on the following terms and conditions.

            (a) Subject to approval by the stockholders of the Company of the provisions of this Section 5.2, commencing with the first regularly scheduled Board meeting following the Annual Meeting of Stockholders of the Company to be held in 1995, and thereafter annually at the first regularly scheduled Board meeting following the Annual Meeting of Stockholders, there shall be granted automatically, and without any action or exercise of discretion by the Committee, to each non-employee director of the Company, an Award of Options to purchase 1,000 Shares;

            (b) Each nondiscretionary Award granted pursuant to the provisions of this Section 5.2 shall be exercisable as to 25 percent commencing on the third anniversary of the grant date of such Award and as to an additional 25 percent on the fourth, fifth and sixth anniversary dates of the grant date of such Award;

            (c) The exercise price of the Awards made pursuant to this Section 5.2 shall be the Fair Market Value of the Shares on the date the Award is granted;

            (d) The nondiscretionary Awards granted pursuant to this Section 5.2 shall expire ten (10) years from the Grant Date, subject to the terms and conditions of the Plan;

            (e) The provisions of this Section 5.2 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder;

     6. Stock Options.

     6.1 Types of Options. Unless otherwise specified herein, options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.


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     6.2 Option Price.  The option price per Share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

     Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, beneficially owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

     (i) the Company; or

     (ii) if applicable, a Subsidiary; or

     (iii) if applicable, a Parent,

then the option price per Share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

     6.3 Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder.

     Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, beneficially owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

     (i)   the Company;

     (ii) if applicable, a Subsidiary; or

     (iii) if applicable, a Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

     7. Award Limits.

     7.1 Limit on Fair Market Value of Incentive Stock Options. No Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (such Fair Market Value being determined as of the date of grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such Employee during any calendar year (under all such plans of such Employee's employer corporation and its Parent and Subsidiary corporations) exceeds the sum of One Hundred Thousand Dollars ($100,000).


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     7.2 Overall Limit.  Options to purchase no more than 75,000 Shares, in the aggregate, may be granted to any Grantee in any twelve-month period.

     8. Date of Grant. The date of grant of an Award shall be the date on which the Committee acts in granting the Award or as specified in Section 5.2 hereof.

     9. Exercise of Rights Under Awards. A Grantee entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Award is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any shares to be purchased, which payment may be made in cash or, with the Committee's approval, in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's president.

     10. Award Terms and Conditions. Each Award and each Award Agreement relating thereto shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or the Committee.

     11. Rights of Award Holder. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under an Award, except upon the due exercise of the Award.

     12. Nontransferability of Awards. An Award shall not be transferable, other than by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him.

     13. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of Shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and classes of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. For employee Grantees, but not for non-employee directors, such adjustment may, but need not, include payment in cash or in Shares in an amount equal to the difference between the price at which such Award may be exercised and the then current Fair Market Value of the Shares subject to such Award as equitably determined by the Committee. The manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

     14. Effect of Change in Control. Notwithstanding anything contained herein to the contrary, upon the occurrence of a Change in Control of the Company, all Awards granted under the Plan shall be immediately fully exercisable for a period of six months following such Change in Control, after which time no further Awards may be exercised pursuant to the Plan; provided, however, that with respect to any director, executive officer or beneficial owner of more than 10% of the outstanding voting securities of the Company, no shares issued upon exercise of any Award granted pursuant to the Plan may be sold prior to six months from the date of grant of such Award.

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     15. Form of Options.  Nothing contained in the Plan nor any resolution adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only (i) by action duly taken by the Committee in granting an Award or (ii) pursuant to Section
5.2. Whenever the Committee shall designate an Employee for the receipt of an Award, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the date such surrender is made, but it shall be dated as of the date on which the Committee designated the Employee to receive an Award hereunder. Execution by the Employee to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

     16. Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or at any time thereafter, to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422A of the Code, the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

     17. Termination of Plan. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

     18. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall:

     (a) increase the number of Shares as to which Options may be granted under the Plan;

     (b) expand or change the class of persons eligible to receive Awards;

     (c) permit the purchase price of Shares subject to an Option granted under the Plan to be less than the Fair Market Value of such Shares at the time the Option is granted;

     (d) extend the term of the Plan; or

     (e) materially increase the benefits to the Grantees under the Plan.


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     Notwithstanding anything to the contrary contained herein, no amendment or cancellation of the Plan or any Award granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

     19. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Award exercise may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares.

     20. Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     21. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's shareholders for approval and unless the Plan is approved by the affirmative votes of the holders of Shares having a majority of the voting power of all Shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

     22. Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan, in the Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

                                                 INTERCARGO CORPORATION



                                                 By:___________________________


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        NOTICE OF AMENDMENT TO 1987 NON-QUALIFIED AND INCENTIVE STOCK
                    OPTION PLAN OF INTERCARGO CORPORATION



        Pursuant to the 2 for 1 stock split, the total number of shares eligible for issuance pursuant to option was increased from 100,000 to 200,000 by Board action dated
        November 14, 1991.

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